SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 7, 2002

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)

000-25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal
Executive Offices)

(410) 897-4400
(Registrant’s telephone
number, including area code)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         As previously reported, on January 7, 2002, USinternetworking, Inc. (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Debtors”) filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Maryland, Baltimore Division (the “Bankruptcy Court”), case nos. 02-5-0215-SD through 02-5-0219-SD, respectively, which were jointly administered.

          By order dated May 7, 2002 and entered on May 8, 2002, the Bankruptcy Court approved and confirmed the Debtors’ Modified Second Amended Joint Chapter 11 Plan of Reorganization, dated May 3, 2002 (the “Plan”). Effectiveness of the Plan is subject to certain terms and conditions, but is expected to occur on or about May 21, 2002 (the “Effective Date”). The confirmation order of the Bankruptcy Court and the Plan are filed as exhibits to this Form and are incorporated herein by reference.

         Pursuant to the Plan, the Company will cancel its existing common stock without any consideration as of the Effective Date. In addition, on the Effective Date, the Company's 7% Convertible Subordinated Notes due November 1, 2004 (the “Convertible Notes”) will be cancelled, after which the holders of the cancelled Convertible Notes will be entitled only to the distributions to which they are entitled under the Plan. The Plan authorizes the issuance as of the Effective Date of 10% Notes due 2004 and 10% Notes due 2005 each in an aggregate principal amount to be determined in accordance with the Plan, and 8% Notes due 2008 in an aggregate principal amount of $11,250,000 (collectively, the “New Notes”), and warrants to purchase common stock of the ultimate corporate parent of the Company as of the Effective Date, to various creditors of the Company, on the terms and subject to the conditions of the Plan. The Plan also authorizes the issuance of 81,250 shares of new common stock, par value $0.001 (the “New Common Stock”), representing all of the outstanding shares of the reorganized Company’s capital stock to USinternetworking Holdings, Inc., a newly-formed corporation, in exchange for $81,250,000.

         Under the Plan and the Bankruptcy Court's confirmation order, the Company will rely on letters of transmittal from banks and brokers and other nominees in order to determine the beneficial holders of the Convertible Notes as of the Effective Date, who will be entitled to distributions in consideration for the cancelled Convertible Notes. In the event any person so identified by a letter of transmittal transfers its claim to such a distribution (or purports to transfer a cancelled note), that person will be responsible for forwarding to its transferee any consideration received from the Company to which the transferee is entitled. The Company will have no responsibility to any such transferee.

         As of the Effective Date, the new Board of Directors of the reorganized Company will consist of three members as follows: Andrew Balson and Mark Nunnelly, Managing Directors of Bain Capital Partners, LLC, and Andrew Stern, the Chief Executive Officer of the Company. Other material provisions of the Plan are summarized in the Disclosure Statement to the Plan, dated March 19, 2002 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 25, 2002, and incorporated herein by reference).

         As of March 31, 2002, the assets and liabilities of the Company were $273.8 million and $238.6 million, respectively. The Company’s balance sheet as of March 31, 2002 is filed as an exhibit to this Form and is incorporated herein by reference.

ITEM 5. OTHER EVENTS

         On April 25, 2002, the Company filed with the Bankruptcy Court the monthly operating reports, income statements, balance sheets and cash disbursements summary reports under the Bankruptcy Court’s Forms 5, 6, 10 and 12, respectively, for the month of March, 2002 (collectively, the “Monthly Reports”). The Monthly Reports are filed as an exhibit to this form and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

	2.1	Amended Finding of Fact, Conclusions of Law and Order Confirming the Debtors’ Modified Second Amended Joint Chapter 11 Plan of Reorganization, dated May 7, 2002 (filed herewith)

	2.2	Debtors’ Modified Second Amended Joint Chapter 11 Plan of Reorganization, dated May 3, 2002 (filed herewith)

	99.1	The Company’s Forms 5, 6, 10 and 12 for the month of March, 2002, as filed with the Bankruptcy Court on April 25, 2002 (filed herewith)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By: /s/ William T. Price Name: William T. Price Title: Vice President, General Counsel & Secretary

Date: May 17, 2002

EXHIBIT INDEX

*2.1	Amended Finding of Fact, Conclusions of Law and Order Confirming the Debtors’ Modified Second Amended Joint Chapter 11 Plan of Reorganization, dated May 7, 2002

*2.2	Debtors’ Modified Second Amended Joint Chapter 11 Plan of Reorganization, dated May 3, 2002

*99.1	Forms 5, 6, 10 and 12 of the Company for the month of March, 2002, as filed with the Bankruptcy Court on April 25, 2002

*	Filed herewith.